CERTIFICATE OF FORMATION
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                                       OF
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                          BIORAL NUTRIENT DELIVERY, LLC
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     The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "Company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

     FIRST: The name of the limited liability company is Bioral Nutrient
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Delivery, LLC.

     SECOND: The address of the registered office and the name and the address
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of the registered agent of the limited liability company required to be maintained by Section 18- 104 of the Delaware Limited Liability Company Act are:
National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware, 19901, County of Kent.


     IN WITNESS WHEREOF, I have signed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated:   January 8, 2003

                                          /s/ Evan M. Dreilinger
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                                          Evan M. Dreilinger, Organizer